As filed with the Securities and Exchange Commission on July 27, 2010

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

 LIGHTSTONE VALUE PLUS REAL ESTATE
INVESTMENT TRUST II, INC.
(Exact name of registrant as specified in its charter)

Maryland	83-0511223
(State of incorporation or organization)	(IRS Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1, Lakewood, NJ	08701
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(b) of the Act: 333-151532

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share

Item 1.                                 Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is Common Stock, par value $0.01 per share (the “Common Stock”), of Lightstone Value Plus Real Estate Investment Trust II, Inc., a Maryland corporation (the “Company”).  The description of the Common Stock set forth under the caption “Description of Securities” in the Prospectus that constitutes a part of the Company’s Registration Statement on Form S-11 (File No. 333-151532) originally filed with the Securities and Exchange Commission on August 22, 2008, and all amendments and supplements to such registration statement filed with the Securities and Exchange Commission, including any prospectus supplement relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2.                                Exhibits.

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified, which have been previously filed with the Securities and Exchange Commission:

Exhibit No.

1
Articles of Amendment and Restatement of Lightstone Value Plus Real Estate Investment Trust II, Inc. (filed as Exhibit 3.1 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 (File No. 333-151532) on April 17, 2009 and incorporated by reference herein)

2
Articles of Amendment and Restatement of Lightstone Value Plus Real Estate Investment Trust II, Inc. (filed as Exhibit 3.1 to Form 8-K (File No. 333-151532) on July 16, 2010 and incorporated by reference herein)

3
Bylaws of Lightstone Value Plus Real Estate Investment Trust II, Inc. (filed as Exhibit 3.2 to Amendment No. 3 to the Registration Statement on Form S-11 (File No. 333-151532) on November 17, 2008 and incorporated by reference herein)

4
Form Subscription Agreement (filed as Appendix C to the prospectus contained in Pre-Effective Amendment No. 2 to Post-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-151532) filed on April 29, 2010 and incorporated by reference herein)

5
Lightstone Value Plus Real Estate Investment Trust II, Inc.’s Distribution Reinvestment Plan (filed as Appendix B to the prospectus contained in Pre-Effective Amendment No. 2 to Post-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-151532) filed on April 29, 2010 and incorporated by reference herein)

6
Share Redemption Program (included under the heading “Distribution Reinvestment and Share Repurchase Programs—Share Repurchase Program” in the prospectus contained in Pre-Effective Amendment No. 2 to Post-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-151532) filed on April 29, 2010 and incorporated by reference herein)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 27, 2010	LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC.
(Registrant)

	By:	/s/ Donna Brandin
Name: Donna Brandin
Title: Chief Financial Officer and Principal Accounting Officer